UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

June 26, 2018

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3001 Dallas Pkwy Suite 140, Frisco, Texas 75034

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(469) 294-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on June 26, 2018.

At the Annual Meeting, the matters on which the stockholders voted, in person or by proxy, were:

(i)	to elect seven nominees as directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified;

(ii)	to ratify the selection of Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2019; and

(iii)	to vote on a non-binding advisory resolution to approve executive compensation.

The seven nominees were elected, the appointment of the independent registered public accounting firm was ratified, and the non-binding advisory resolution to approve executive compensation was also approved. The results of the voting were as follows:

Proposal 1 - Election of Directors:

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
David A. Pace	9,229,270	356,081	2,679	3,316,077
Richard L. Federico	9,219,249	366,086	2,695	3,316,077
Andrew R. Heyer	9,221,762	363,574	2,694	3,316,077
Michael A. Depatie	9,220,871	364,479	2,680	3,316,077
Lorna C. Donatone	9,222,102	363,248	2,680	3,316,077
James C. Pappas	9,228,356	356,980	2,694	3,316,077
Glenn W. Welling	9,229,165	354,685	4,180	3,316,077

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,858,266	37,858	7,983	—

Proposal 3 – Non-Binding Advisory Resolution to Approve Executive Compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,544,474	34,690	8,866	3,316,077

As of the record date, April 27, 2018, there were 15,588,206 shares of common stock the Company outstanding and 18,447,023 shares of common stock issued, 2,858,817 of which are non-voting treasury shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMBA, INC.

Date: June 28, 2018	By:	/s/ Marie Perry
Marie Perry, Chief Financial Officer, Chief Administrative Officer, Executive Vice President and Secretary